                                                                   EXHIBIT 11.1

                   APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

                 CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                       THREE MONTHS ENDED
                                                                           JUNE 30, 2000
                                                                       -------------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                               23,282,631
       Weighted average shares issued during three months
       ended June 30, 2000 (1,141,997 shares)                                     558,967
                                                                          ---------------
                                                                               23,841,598
                                                                          ===============

Net loss                                                                  $   (12,908,000)
                                                                          ===============

Loss per share attributable to common stockholders                        $         (0.54)
                                                                          ================

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(1)  For a discussion of loss per share, see Note D of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended June 30, 2000.


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